Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Vertro, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 2011, relating to the consolidated financial statements of Vertro, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Certified Public Accountants

Miami, Florida

November 14, 2011